UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2020 (April 22, 2020)

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street, Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2020, the Board of Directors of Howard Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Howard Bank (the “Bank”), appointed Robert D. Kunisch, Jr. as Chief Operating Officer of the Company and Bank, effective immediately.  Mr. Kunisch will continue to serve as the President of the Company and Bank.

Prior to his appointment to the additional role of Chief Operating Officer, Mr. Kunisch, age 52, was appointed as President and as a Director of the both the Company and Bank upon completion of our merger with First Mariner Bank on March 1, 2018.  Mr. Kunisch previously served as President and Chief Operating Officer of First Mariner Bank since June 17, 2014 and served as Chief Executive Officer of First Mariner Bank since June of 2017.

In connection with his appointment as Chief Operating Officer of the Company, the Company and Mr. Kunisch did not enter into any new, and did not amend any existing, compensatory arrangements, nor did the Company make any additional grants or awards to Mr. Kunisch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated: April 28, 2020

	By:	/s/ Mary Ann Scully
Name: Mary Ann Scull Title: Chief Executive Officer